REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Trustees and
Shareholders of First Trust
Exchange-Traded Fund II:

In planning and performing our
audits of the financial statements
of First Trust Exchange-Traded
Fund II, comprised of the First
Trust STOXX European Select
Dividend Index Fund (formerly
First Trust Dow Jones STOXX
European Select Dividend Index
Fund), First Trust FTSE EPRA/NAREIT
Developed Markets Real Estate Index
Fund, First Trust Dow Jones Global
Select Dividend Index Fund, First
Trust ISE Global Wind Energy Index
Fund, First Trust ISE Global
Engineering and Construction Index
Fund, First Trust NASDAQ Clean
Edge Smart Grid Infrastructure
Index Fund, First Trust ISE Global
Copper Index Fund, First Trust ISE
Global Platinum Index Fund, and
First Trust BICK Index Fund,
(collectively, the Funds), as of
and for the year then ended or,
as applicable, for the period
from inception to September 30, 2010,
in accordance with the standards
of the Public Company Accounting
Oversight Board (United States)
(PCAOB), we considered the Funds
internal control over financial
reporting, including controls over
safeguarding securities, as a basis
for designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Funds
internal control over financial
reporting.  Accordingly, we express
no such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. A funds internal control
over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally accepted
accounting principles. A funds
internal control over financial
reporting includes those policies
and procedures that (1) pertain
to the maintenance of records that,
in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the assets of
the fund; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with generally accepted
accounting principles, and that
receipts and expenditures of the
fund are being made only in
accordance with authorizations of
management and directors of the
fund; and (3) provide reasonable
assurance regarding prevention
or timely detection of unauthorized
acquisition, use, or disposition
of a funds assets that could have
a material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections
of any evaluation of effectiveness
to future periods are subject to
the risk that controls may become
inadequate because of changes in
conditions or that the degree
of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the funds
annual or interim financial
statements will not be prevented
or detected on a timely basis.
Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in the Funds internal control over
financial reporting and its operation,
including controls for safeguarding
securities, that we consider to
be a material weakness, as defined
above, as of September 30, 2010.





This report is intended solely
for the information and use
of management and the Board
of Trustees of the First Trust
Exchange-Traded Fund II, and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.



Chicago, Illinois
November 19, 2010